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                                                                    Exhibit 99.1


         KANSAS CITY, MISSOURI, March 15, 2004 - Butler Manufacturing Company (BBR:NYSE) announced today that it has been advised by the Federal Trade Commission Pre-merger Notification Office of early termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act. Butler had submitted its filing to the Federal Trade Commission and Department of Justice on February 27, 2004 in conjunction with the previously announced merger agreement executed with BlueScope Steel Limited.

         Butler Manufacturing Company is the world's leading producer of pre-engineered building systems, a leading supplier of architectural aluminum systems and components, and provides construction and real estate services for the nonresidential construction market.

         BlueScope Steel, headquartered in Melbourne, Australia, is the largest steel producer in Australia and New Zealand. The Company manufactures steel slab, hot and cold rolled coil, plate, tinplate and metallic painted and coated steel products such as the market-leading COLORBOND(R) and ZINCALUME(R) steel brands.

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Statements in this press release concerning the company's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in such statements. Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in the company's 2003 Annual Report to the Securities and Exchange Commission on page 4.